Exhibit 99.1

CONFERENCE CALL TRANSCRIPT
SAIA – Q4 EARNINGS CONFERENCE CALL EVENT
DATE/TIME: FEBRUARY 5, 2016/11:00AM EST

Operator

Good day and welcome to the Saia, Incorporated fourth quarter 2015 results conference call. Today's conference is being recorded. At this time, I'd like to turn the conference over to Mr. Doug Col. Please go ahead, sir.

Doug Col - Saia, Inc. - Treasurer

Thank you, DeeDee. Good morning, everyone. Welcome to Saia's fourth quarter 2015 conference call. Hosting today's call are Rick O'Dell, our President and Chief Executive Officer, and Fritz Holzgrefe, our VP of Finance and our Chief Financial Officer.

Before we begin, you should know that, during the call, we may make some forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all other statements that might be made on this call that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially. We refer you to our press release and our most recent SEC filings for more information on the exact risk factors that could cause actual results to differ. Now I'd like to turn the call over to Rick O'Dell.

Rick O’Dell - Saia, Inc. - President & CEO

Well, good morning and thank you for joining us. This morning, we released our 2015 fourth quarter and full year results. The full year's earnings per share of $2.16 represents our fourth consecutive year of record earnings per share by Saia. We believe our long-term strategy of improving our value proposition to our customers continues to resonate in the marketplace as the fourth quarter represented our 22nd quarter in a row that we successfully increased our yield. The yield improvement, coupled with belt-tightening and process improvements throughout the organization, allowed us to post a 93.9% operating ratio in the fourth quarter. This is 20 basis points better than the third quarter and represents a nice rebound after a disappointing third quarter performance.

For the full year, our operating ratio of 92.6% was 70 basis points better than the prior year and represented our sixth consecutive year of operating ratio improvement. A few comparisons to the fourth quarter of 2015 results to last year's fourth quarter include revenues decreased 7.1% to $288 million as LTL tonnage fell 8.9%. LTL revenue per hundredweight increased by 2.1% despite the negative impact of lower year-over-year fuel surcharges. Productivity and cost metrics rebounded in the fourth quarter and our operating ratio of 93.9% compares to 93.4% in the fourth quarter of last year. Diluted earnings per share of $0.45 compares to $0.53 in the fourth quarter of last year.

LTL tonnage trends throughout the quarter showed very little change from what we experienced in the third quarter. I'm pleased to report that the pricing environment remained rational throughout the fourth quarter, and Saia achieved another nice sequential gain. In the fourth quarter, contract renewals included average rate increases of 5.3%, so another nice increase there with our contractually priced customers.

Just a couple comments now on the full year results before I turn it over to Fritz. LTL yield improved by 3.2% and revenue per shipment fell only 0.1% despite materially lower fuel surcharges and a lower average weight per shipment. The investment in dimensioners continued to support our yield initiative. At year-end, we're utilizing 30 dimensioners across our network and will add three more early this year.

Purchased transportation spend fell by 34% in 2015 and purchased transportation miles were 10.1% of total miles compared to 13.7% in 2014. We continue to manage our linehaul network effectively and to ensure that we're being properly compensated for lane imbalances.

Depreciation expense as a percent of revenue increased to 5.3% versus 4.6% in 2014, a reflection of our continued investment in tractors and trailers. The increased depreciation expense is offset by maintenance savings and better fuel economy. Cargo claims expense was down 14% in 2015, demonstrating that investments in training and equipment to reduce claims are generating a nice return for shareholders and supporting our yield initiatives. In 2015, we achieved our 98% on-time delivery goal and combined with the previously mentioned cargo claims improvement raised our service reputation with our customers.

I'm going to turn the call over to Fritz to review our financial results in more detail.

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

Thanks, Rick and good morning, everyone. As Rick mentioned, the fourth quarter diluted earnings per share were $0.45. Earnings per share in the fourth quarter included a $0.04 per share benefit from alternative fuel tax credits enacted in the fourth quarter, but earned for the full year. The credit relates to our use of propane for our forklifts.

Total revenue of $288 million compares to $310 million in the fourth quarter last year. Operating income of $17.6 million compares to operating income of $20.6 million in last year's fourth quarter. Both periods included 62 workdays. Fourth quarter LTL yield rose 2.1%, reflecting the positive impact of our continued pricing actions, partially offset by lower fuel surcharges contribution.

Next, I will mention a few key expense items and how they impacted the fourth quarter. Salary, wages and benefits rose less than 1% to $164.4 million in the fourth quarter. This figure includes a general wage increase implemented July 1, which averaged 4% across our employee base, offset by a reduction in force that took place in the fourth quarter.

Purchased transportation expenses declined 40% to $13.4 million or 4.7% of revenue versus 7.2% of revenue in the fourth quarter last year. Purchased transportation miles as a percentage of total linehaul miles were 7.4% in the quarter compared to 12.5% in the fourth quarter last year. This comparison results from lower volumes in the quarter and better management of our own capacity.

Depreciation and amortization of $16.5 million compares to $14.8 million in the fourth quarter last year due to continued investments in tractors and trailers. As our tractor fleet age continues to drop, we benefit from enhanced fuel efficiency. Fuel mileage improved by 3.1% to 6.7 miles per gallon in the fourth quarter. Claims and insurance expense was $6.5 million in the quarter compared to $6.9 million in the fourth quarter last year, a 5.8% reduction. Our cargo claims ratio of 0.99% represents an improvement over the 1.03% level of the fourth quarter last year.

For the full year, revenue declined by 4% to $1.2 billion while operating income improved by 5% to $90 million. In 2015, net income rose 5.8% to $55 million compared to $52 million in 2014. Diluted earnings per share were a record $2.16 for the full year, up from $2.04 a year ago. Our effective tax rate was 31.9% for the fourth quarter of 2015 and 36% for the full year, the same as last year.

At December 31, 2015, total debt was $69 million. Net debt to total capital was 13.9%. This compares to total debt of $83 million and net debt to total capital of 17.7% at December 31, 2014. Net capital for 2015 was $113 million, including equipment acquired with capital leases and excluding the February 2015 purchase of LinkEx. This compares to $112 million of net capital expenditures in 2014.

In 2016, net capital is forecast to be approximately $130 million, including investments in terminal infrastructure improvements, as well as continued investments made to lower the age of our tractor, trailer and forklift fleets. Now I'd like to turn the call back to Rick.

Rick O’Dell - Saia, Inc. - President & CEO

Thank you, Fritz. Whether measured by earnings per share, improved service levels, better cargo claims experience or improved accident experience, 2015 was a successful year. In trucking though, experience dictates that our time is best spent on looking forward and planning for an ever-changing landscape rather than reflecting on the past.

In 2016, it looks like we will continue to operate in in an environment marked by modest GDP growth, a tentative consumer base and soft industrial activity. At Saia, we will focus on opportunities to improve our business through a variety of initiatives, which include equipment purchase programs that are expected to yield fuel and maintenance savings in both the tractor fleet and our forklift fleets. With these investments, the average age of our tractor will approach five years from the current 5.7 average years and we'll also plan to cycle out some 30% of our forklift fleet lowering the average age to three years from six.

The 500 plus tractors to be replaced this year will continue to include the latest available technology to support improved fuel economy and assist our ongoing efforts to train, reward and counsel our driver workforce on safe in-cab habits and defensive driving.

Terminal maintenance investments in 2016 will target properties where we can relieve door or yard pressure and enhance our ability to support future growth and gain efficiencies over time. Along with the continued positive effect of dimensioners on our yield improvements, we also implemented a general rate increase of 4.9% on December 7. And this increase is holding up well in the market. We look forward to the planned opening of our Grayslake Terminal, which is north of Chicago, later this month. The state-of-the-art facility positions us to be closer to customers in this key market.

So in spite of some concerns about the macro trends, we're optimistic that 2016 will be a year of continuous improvement in our operations and will serve as a building block for growth and profitability in the years to come. With these comments, we're now ready to answer your questions. Operator.

QUESTION AND ANSWER

Operator

Thank you. David Ross, Stifel.

David Ross - Stifel Nicolaus - Analyst

Good morning, gentlemen. Rick, the revenues are always tough to predict and the volumes where they're going, but sometimes you get a little bit better read on the costs. Can you talk about the cost headwinds in 2016, what you are seeing on the labor front, the equipment front in terms of what do you think you'll need in terms of pricing this year just to cover those cost increases?

Rick O’Dell - Saia, Inc. - President & CEO

Fritz, do you want to kind of step through some of those?

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

David, as we look forward into our expense structure into next year, I think we're going to be challenged. We're going to have to continue to remain competitive in our healthcare and salary and benefit costs. So salary costs I don't think will increase, or wage costs won't increase at the same rate as last year. We mentioned that last year we had roughly a 4% increase on average across the workforce. This year, I think that number is going to be under 3%, probably 2.5% to 3%. You are going to see probably -- pick a number on healthcare. We model sort of a 10% healthcare cost increase over time. We'll see that.

I think you'll see some of our initiatives around maintenance, fuel economy really driven by our capital investment around new equipment. So we continue to have pretty high levels of investment. We projected about $130 million next year and a big chunk of that is going to be continuing to modernize the fleet, which drives some maintenance cost reductions and further fuel economy.

But if you carve out those big areas of inflation, wage, healthcare and I think the balance of it, you are going to look at sort of normal macro inflation rates. So we've got to continue to look for opportunities to drive our yield to be able to cover those kinds of increases.

David Ross - Stifel Nicolaus - Analyst

And Rick, as you have discussions with customers, are they still understanding that this is the general environment that costs continue to go up, so they are going to continue to have to pay more, or is there a sense that, hey, tonnage is dropping, let's try to get a lower price even if it doesn't make sense from a carrier perspective?

Rick O’Dell - Saia, Inc. - President & CEO

We were successful with contract renewals at 5.3% in 4Q and we've continued to advance our yield not only through the quarter, but into January. So I'm not dissatisfied with what we've been able to achieve in terms of revenue mix management and our contract renewals with existing customers. People read analyst reports and obviously see what's going on in the industry. So you have some people that are looking to test the market, but thus far our conversations have been constructive and we just -- there's no reason to handle business in lanes that are at an operating loss. So we go through that on a detailed basis and I think what we obviously work diligently on is to make sure that the business that we're handling makes sense for us. Thus far, it's been constructive and a rational environment.

David Ross - Stifel Nicolaus - Analyst

Excellent. Thank you.

Operator

Brad Delco, Stephens.

Brad Delco - Stephens Inc. - Analyst

Good morning, Rick. Good morning, guys. Rick, when we look at the tonnage down 10%, I know there's been a lot of iterations in terms of what you guys are doing with yield and pricing, but is there any way for you to give us color as to where you think the majority of that tonnage is coming from, or is it purely based on price? Is it based on maybe some of your energy exposure? Can you quantify it for us?

Rick O’Dell - Saia, Inc. - President & CEO

Yes, the energy exposure is a pretty big factor for us. If you look at the quarter, shipment decline was -- 6%?

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

Yes, 6.2%.

Rick O’Dell - Saia, Inc. - President & CEO

6.2%. I would say 2% of that is probably oil field sector for us. And then, of the remainder, probably half of that is pricing and mode shift. I think most everyone has seen some declines in weight per shipment. I'm not sure I totally know where that came from. But it seems to be kind of across the board from a market perspective. So you just have to fight through those things from an operating efficiency standpoint, as well as from a yield perspective. And we were able to hold our revenue per shipment flattish with the declining weight per shipment, so we've been able to overcome it from a yield perspective and a business mix perspective. I don't know. We might talk a little bit what we're seeing in January. Our shipment trend was much less negative than what we saw in 4Q. So I'm not displeased with what we're seeing sequentially into January. Do you want to run through that, Fritz?

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

Sure. So Brad, if you look at these LTL shipments just broken out by month in the fourth quarter, October was minus 7.5%, November was minus 5.3%, and December was minus 5.4%. So a full quarter minus 6.2%, and then you compare that to January - our full month of January shipments are down 1% year-over-year.

Brad Delco - Stephens Inc. - Analyst

Fritz, do you mind giving us tonnage?

Rick O’Dell - Saia, Inc. - President & CEO

Absolutely. Here you go.

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

So October, November, December, for the fourth quarter, LTL tonnage was down minus 8.7%, minus 8.5%, minus 9.6% and through the end of January minus 5.1%.

Brad Delco - Stephens Inc. - Analyst

Okay. Rick, just going back to the first question, so when you look out into 2016, I guess we shouldn't be thinking about there's this -- I know you guys are always going to be focused on price, but it's not like any of these customers will be getting massive rate increases for the first time and there's still kind of intentional culling of freight. You are more to the point of fine-tuning. Is that the right way to thinking about it?

Rick O’Dell - Saia, Inc. - President & CEO

Yes, I think it’s right. This year, I think we will have a little less wage inflation than we saw in the past. Our productivity execution has been improved through the fourth quarter and into the first quarter. We have these cost savings that we've targeted, which are more material than what we had last year. So we're targeting increases in the 4% type range for contract renewals. So I think, in the current environment, not only do we not need as much from a corrective action pricing standpoint, there's an opportunity for us to better balance between volume and yield and still have some good results.

Brad Delco - Stephens Inc. - Analyst

Yes, that makes sense. And you think with 4% type yields that, in this weaker industrial economy, is that enough to keep margins flattish?

Rick O’Dell - Saia, Inc. - President & CEO

Sure.

Brad Delco - Stephens Inc. - Analyst

Okay. All right. Thanks, guys, for the time.

Operator

Scott Group, Wolfe Research.

Scott Group - Wolfe Research - Analyst

Good morning, guys. So just to follow up on that, Rick, you think you can have a flat operating ratio in full year 2016 versus 2015 or improved?

Rick O’Dell - Saia, Inc. - President & CEO

That's our target. The first half comps are challenging. We had such good results in the first half of last year and then obviously 3Q was disappointing. There was a big investment in wages, etc., but our target certainly wouldn't be to go backwards.

Scott Group - Wolfe Research - Analyst

Okay. And so that improvement in tonnage from the fourth quarter to the first quarter and improvement in shipments, what do you attribute that to? Where do you see the improvement coming?

Rick O’Dell - Saia, Inc. - President & CEO

It's fairly broad, I guess. The West Coast is a little stronger than some of the rest of the markets. The oil patch obviously isn't getting any better. I don't know. It's pretty broad and the comps are obviously easier as well.

Scott Group - Wolfe Research - Analyst

Okay. And then just last thing, can you share with us where revenue per hundredweight is tracking up in January and where contractual renewals are tracking in January?

Rick O’Dell - Saia, Inc. - President & CEO

It's only one month, but they've been in that 4% range for the first month. I would tell you too, obviously, it depends. You go through a customer and one customer might still operate poorly or have a segment of the business that needs to be materially repriced and another one operates well. We don't ask the same increase across those customers. It depends on how the business operates. But I think our January renewals were constructive. Yields stepped up nicely from December into January and we're not displeased with what we're seeing from a rate increase perspective.

Scott Group - Wolfe Research - Analyst

Okay. All right, thank you, guys.

Operator

Alex Vecchio, Morgan Stanley.

Alex Vecchio - Morgan Stanley - Analyst

Good morning. Thanks for taking the questions. Rick, I wanted to touch on weight per shipment. It sounds like that the declines may have actually accelerated a bit there in January, based on tonnage being down kind of 5% and shipments down 1%. Do you have a sense for what's driving that and maybe the expectation for the weight per shipment going forward?

Rick O’Dell - Saia, Inc. - President & CEO

I don't know. To be honest, we have such a diverse customer base I really don't know.

Alex Vecchio - Morgan Stanley - Analyst

Okay. Do you worry that it might hurt density a little bit?

Rick O’Dell - Saia, Inc. - President & CEO

It does a little. Our revenue per shipment with our yield increases has been flattish. So it hurts you operationally, but as long as you're getting paid for it -- so that's what we're working on. It's a mix, right?

Alex Vecchio - Morgan Stanley - Analyst

Okay, that makes sense. I think, last quarter, you had suggested that normal seasonality implied your tonnage for 2016 might be down 2%-ish if I remember correctly. Is that still the bogey you are looking for at this point, or have your thoughts changed there?

Rick O’Dell - Saia, Inc. - President & CEO

Yes, something in that range. Shipment-wise, we're down 1% in January, so that seems reasonable. And at some point, we're going to overlap the decline in weight per shipment because it's been pretty consistent. Weight per shipment has been down in the 4% range most of the month in the last six months or so.

Alex Vecchio - Morgan Stanley - Analyst

Right. Yes, that makes sense. And then just lastly, a housekeeping question. Can you provide the quarterly workdays through 2016?

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

Through 2016?

Alex Vecchio - Morgan Stanley - Analyst

Yes, just by quarter.

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

Can we circle back with you on that one? I don't have that one right in front of me.

Alex Vecchio - Morgan Stanley - Analyst

Yes, sure. No problem. We can follow up off-line. Appreciate the time. Thank you.

Operator

Thom Albrecht, BB&T.

Thom Albrecht - BB&T Capital Markets - Analyst

Really nice rebound from the third quarter there. You may have given this, but I don't know that I heard it. And that is what was your average yield increase, excluding fuel surcharges, in the fourth quarter?

Rick O’Dell - Saia, Inc. - President & CEO

Contract renewals were 5.3% and then if you adjust for mix in our theoretical model adjusting for weight per shipment and length of haul, our actual yield was up a little over 6%.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay. Yes, I was thinking it might have even been a little bit higher than that because you are the only --.

Rick O’Dell - Saia, Inc. - President & CEO

It's 6.3%. The real number was 6.3%, about 6.3%. It was a nice increase for the quarter in a difficult environment economically and again, the trends have been pretty positive into January as well.

Thom Albrecht - BB&T Capital Markets - Analyst

Yes, you were the only public carrier whose yield, inclusive of fuel, was up in the quarter, so it suggested that the base increase was pretty strong. You talked about --.

Rick O’Dell - Saia, Inc. - President & CEO

I would say a lot of the other carriers took a little bit earlier general rate increase than we did as well. Ours was the second week in December.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay. And yours was 4.7% or 4.9%? I forgot.

Rick O’Dell - Saia, Inc. - President & CEO

4.9%.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay. I know you talked a little bit about energy and that. Can you be a little more descriptive maybe in the energy states -- Louisiana, Texas, Oklahoma -- not so much energy shipments, but just what you are seeing in those economies because they are so tied to energy. And I've been looking at housing stats in Houston and they are down double-digit now and just kind of wondering what the freight flows are like in general in those three states?

Rick O’Dell - Saia, Inc. - President & CEO

Okay, so we have regions that are kind of -- South Texas we call our Houston region, which also would have a few Louisiana locations there, right? It's down -- excluding fuel surcharge, revenue is down 20%.

Thom Albrecht - BB&T Capital Markets - Analyst

Wow.

Rick O’Dell - Saia, Inc. - President & CEO

And in most of the other -- like Oklahoma would be down in the same range, 20%. Dallas has a little bit more diversified economy. Its region is down about 10%. I would comment, from a cost management standpoint, our Houston region's operating ratio was actually flat with last year in spite of a 20% decline in business. So we've done a good job of mitigating the -- still we made way less operating -- we had 20% less operating income, but at least we held it flat. So the cost execution has been good considering what we're dealing with on the environment.

Thom Albrecht - BB&T Capital Markets - Analyst

Have you made additional adjustments to your headcount beyond what you described in the October conference call?

Rick O’Dell - Saia, Inc. - President & CEO

It drifts down seasonally just with turnover not replacing. We start our staffing for peak periods in February, March time period, so it's continued to drift down from the 4% reduction that we did.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay. So I guess I was really asking a very proactive step as opposed to normal seasonal adjustments. That 4% was very proactive to get on top of your cost structure.

Rick O’Dell - Saia, Inc. - President & CEO

It was effective and we haven't done anything in addition to that.

Thom Albrecht - BB&T Capital Markets - Analyst

And then last question, are you going to be growing your salesforce this year, or is that just not something that makes sense in the current climate?

Rick O’Dell - Saia, Inc. - President & CEO

We've added a couple of national account resources from some competitor turmoil that we saw just from an opportunistic standpoint. And then our other focus is quite frankly on inside sales from a lead management perspective to help our field and national account salesforce be more effective from a new customer perspective and that's been it. So other than that, we're not looking to add.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay, great. That's all I had. Thank you.

Operator

Art Hatfield, Raymond James.

Art Hatfield - Raymond James - Analyst

Good morning, everybody. Rick, in those three regions you mentioned, did you see a gradual downdraft in volumes or was it a cliff that you experienced last year?

Rick O’Dell - Saia, Inc. - President & CEO

It was kind of a cliff and then a gradual downdraft.

Art Hatfield - Raymond James - Analyst

So when do you start to lap that cliff?

Rick O’Dell - Saia, Inc. - President & CEO

I guess the biggest portion of that is going to probably come in 2Q. And then 3, it stepped down again pretty significantly. Three is probably the biggest comp.

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

Yes.

Art Hatfield - Raymond James - Analyst

Okay. If I look at the numbers I have for first quarter of last year and your shipment counts, it looks like your easiest comp was January and it looks like it was down 0.6% and February it dropped to 4.4% and then down 3.8% in March. That step down, I remember that you guys were very firm on 3PL pricing last year and we had some weather in February, but can you talk about what happened in February with the step down and how we can think about that from a comparative standpoint this year?

Rick O’Dell - Saia, Inc. - President & CEO

I don't know. We haven't adjusted our 3PL pricing yet this year, which we did in January of last year, as you commented. I guess from this year's perspective, it's obviously very early in February, but, thus far, it feels a little bit where we had the negative 1% in January thus far, it's been a little better than that in February. I don't know what other color you are looking for.

Art Hatfield - Raymond James - Analyst

That's helpful. I'm just trying to remember if there's anything else significant other than kind of what you were doing on the pricing side. And as I look at comps for a lot of carriers, it looks like there was a step down in February and if that was kind of the beginning of what we saw throughout the year. And just wanted to see if you could recollect anything specific about last year's first quarter.

Rick O’Dell - Saia, Inc. - President & CEO

It seems like the weather was a challenge in February of last year too, just if you look at some of the days. We're looking at days now compared to last year and there were some pretty low days just associated with weather it looked like to me.

Art Hatfield - Raymond James - Analyst

Okay. Fair enough. That's helpful. Hey, thanks for the time this morning.

Operator

Matthew Frankel, Cowen & Company.

Matthew Frankel - Cowen and Company - Analyst

I'm just on for Jason Seidl this morning. Thank you for taking the question. First thing I wanted to hit on was if you could break down your consumer and industrial exposure in terms of your client base, but more specifically if you can go a step further and talk about -- let's say within the consumer section -- what percentage is apparel specifically? And the reason I ask is we've heard from several very large apparel companies over the last few days about inventories remaining bloated and I'm just trying to get a sense for what your exposure is there.

Rick O’Dell - Saia, Inc. - President & CEO

Ours would be pretty small from an apparel standpoint, but, obviously, we do business with Walmart and Cato stores and some of those folks who would have some of that in what I would consider to be our consumer retail. We generally look at our businesses from a big picture perspective. About 40% is industrial, about 40% is more retail consumer and 20% is like distribution type business. I don't know which category you would put that in, but that's kind how we look at it. It's pretty spread out. There's not a big concentration in any one segment. Our biggest customer is Lowe's and we all know what they do, right?

Matthew Frankel - Cowen and Company - Analyst

All right. Well, thank you. Second thing is if you can just remind us what the 1Q 2015 monthly tonnage trends were? Appreciate it.

Rick O’Dell - Saia, Inc. - President & CEO

You want last year's tonnage trends?

Matthew Frankel - Cowen and Company - Analyst

Yes, if you don't mind.

Rick O’Dell - Saia, Inc. - President & CEO

We'll have to get back to you off-line. We didn't put that in our sheet. Sorry about that.

Matthew Frankel - Cowen and Company - Analyst

Okay. No worries. And then, finally, on the purchase transportation for the quarter, a big step down year-over-year. Just curious what drove that and what you're seeing? Will that remain? Any kind of color you can give on that we'd appreciate.

Rick O’Dell - Saia, Inc. - President & CEO

Last year, with the tonnage increase and some truckload spillover, I think we had some suboptimal purchase transportation in our network and you put that in, you take care of customers and then you re-optimize that over a period of time. So that's really what has driven that and it's a constant process that we put into place through managing our linehaul network effectively. So I guess from a looking-forward basis, unless we see a big spike in tonnage or something, you could probably assume more of the current trends going forward as opposed to where we were in 2014.

Matthew Frankel - Cowen and Company - Analyst

Okay. Thanks, guys.

Rick O’Dell - Saia, Inc. - President & CEO

Obviously, seasonality-wise, you would have to look at that because we use some purchased transportation in the summer time to cover some vacations and whatnot, particularly for team drivers.

Operator

Scott Group, Wolfe Research.

Scott Group - Wolfe Research - Analyst

So Rick, you usually share some perspective on what you think the margins can do sequentially. Any thoughts on first quarter operating ratio versus fourth quarter?

Rick O’Dell - Saia, Inc. - President & CEO

Sure. I'm sure if you look back, as we did, fourth quarter to first quarter trends have been all over the board and it kind of depends on where the holidays fall, timing of general rate increases in different years, success with contract renewals, not only in the current quarter, but where you came out of the prior quarter. You have accident volatility and winter weather, so this year's going to be really interesting, maybe even more so than normal just because it'll largely be determined, like it often is, with a 23 workday month of March. But if we look at all these factors and current trends and assume a normal safety quarter, probably something around a flattish type operating ratio from 4Q to 1Q.

Scott Group - Wolfe Research - Analyst

Okay. And then maybe just last thing, big picture, so a quarter ago, the world was ending and tonnage kept getting worse and wasn't clear if we could grow earnings next year. And just the tone from you is just so much more positive this quarter. Obviously, you had a better quarter relative to expectations, but big picture what's changed over the past three months, why you sound so much more positive? Is it just that you've gotten a grip on some of the costs, or pressing is holding up better, but -- I don't know, but certainly there is a big shift in tone and I just want to understand what's driving that.

Rick O’Dell - Saia, Inc. - President & CEO

Obviously, we had a much better quarter and if you look at it, it was driven by yield and our core cost execution and we have a confidence that our core cost execution will continue to perform clearly better than we did in the third quarter of last year as we move forward. And the yield has held up maybe better than I would have thought. Coming into 1Q, we're running at a higher rate than I would have thought 60 days ago. So that's positive and we're seeing positive trends from a contract renewal perspective. Volumes are holding up okay sequentially from that perspective. So it gives you confidence that we can continue on this type of execution both from a yield and a cost perspective.

Scott Group - Wolfe Research - Analyst

And the competitive pressures you talked about in third quarter pricing have those gone away?

Rick O’Dell - Saia, Inc. - President & CEO

Yes, I think I made some comments on some people pricing with 3PLs for volumes and some people still do that. There are people that give discounts for the weak seasonal period from December to February or whatever. We don't do that. I don't know that it's gone away, but it hasn't accelerated. And our contract renewals have been constructive thus far. We haven't seen a lot of crazy activity out there. I think people recognize you've got a partner and there's still going to be issues with drivers moving forward. And as we head into next year overall the volumes have held up pretty well. We're working diligently with our pipeline management for new customers, so if we do come to an impasse from a rate negotiation perspective, we're looking to replace that customer with somebody who better values our execution in the marketplace from an operational and service standpoint.

Scott Group - Wolfe Research - Analyst

Okay. Appreciate the time, guys. Thank you.

Operator

Thom Albrecht, BB&T.

Thom Albrecht - BB&T Capital Markets - Analyst

Rick, two things – one, on the tax credit, is that propane or is that just some accelerated depreciation -- or Fritz, I guess?

Rick O’Dell - Saia, Inc. - President & CEO

Propane

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

That's propane.

Thom Albrecht - BB&T Capital Markets - Analyst

All right. And then I just want to make sure I --.

Rick O’Dell - Saia, Inc. - President & CEO

Thom that also got renewed into this year as well, so you'll see that. Instead of $0.04 in the fourth quarter when it got enacted retroactively, our rate will come down a penny a quarter.

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

So you can probably think about an effective rate around 36.5%.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay. That was another question then. All right. And then do you have a D&A target for this year, Fritz?

Fritz Holzgrefe - Saia, Inc. - VP, Finance & CFO

We don't separately break that out, but I think with $130 million sort of capital spend sort of ratably during the year; you'd kind of run that out compared to what we had last year.

Thom Albrecht - BB&T Capital Markets - Analyst

Right. Okay. And then I just want to make sure I heard you correctly, Rick. On the sequential change in the OR from Q4 to Q1, historically, you are not flat, although it's been all over the ballpark from very modest declines. Are you saying you think that will happen, or you were just kind of talking out loud?

Rick O’Dell - Saia, Inc. - President & CEO

No, I think flattish is a reasonable expectation at this point.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay.

Rick O’Dell - Saia, Inc. - President & CEO

And I guess if you look at comparisons to just last year, for instance, we had a nice improvement, but we were getting much higher contract renewals last year both in fourth quarter and first quarter. So there was a much bigger yield step-up.

Thom Albrecht - BB&T Capital Markets - Analyst

Okay. That makes sense. I just wanted to make sure I heard that. Okay. Thanks again. I will see you guys next week.

Operator

We have no further questions.

Rick O’Dell - Saia, Inc. - President & CEO

All right. Thank you for your interest in Saia. Look forward to catching up with you guys over the next month or two.

Operator

That concludes today's conference call. We appreciate your participation.